UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2016

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 3, 2016, Symantec Corporation (the “Company”) announced in a press release that Thomas Seifert, Executive Vice President and Chief Financial Officer of the Company, provided notice to the Board of Directors (the “Board”) of the Company that he would resign from his position as Chief Financial Officer of the Company effective November 30, 2016. On November 3, 2016, the Company also announced that Nicholas Noviello, 47, has been appointed Executive Vice President and Chief Financial Officer of the Company, effective on December 1, 2016. Mr. Seifert has agreed to continue to serve in an advisory capacity with the Company through March 2017 to assist in an orderly transition of responsibilities. The press release is filed as Exhibit 99.01 to this Form 8-K and is incorporated by reference herein.

Mr. Noviello joined the Company as Executive Vice President and Chief Integration Officer in August 2016 following the Company’s acquisition of Blue Coat, Inc. (“Blue Coat”). Prior to joining the Company, Mr. Noviello served as the Chief Financial Officer of Blue Coat from January 2016 until the Blue Coat acquisition. Previously, he served as Executive Vice President, Finance and Operations, and Chief Financial Officer for NetApp, Inc., a global data management and storage company, from January 2012 through December 2015. From January 2008 until January 2012, Mr. Noviello held a variety of progressing finance positions at NetApp, including Controller and Global Controller. Prior to joining NetApp, Mr. Noviello spent eight years at Honeywell International, where he was Chief Financial Officer of two global business units, ran investor relations, and was a leader on the corporate mergers and acquisitions team. Mr. Noviello started his career at PricewaterhouseCoopers LLP. Mr. Noviello is a Certified Public Accountant, and holds a B.S. degree in business administration from Boston University and an M.S. degree in taxation from Fairleigh Dickinson University.

On June 12, 2016, the Company entered into an offer letter agreement (the “Offer Letter”) with Mr. Noviello. Under the Offer Letter, Mr. Noviello’s annual base salary is $650,000. The other material terms of Mr. Noviello’s compensation arrangements and the Offer Letter are summarized below:

Re-vesting of Options. In connection the Company’s acquisition of Blue Coat, Mr. Noviello’s option to purchase shares of Blue Coat’s common stock (“Assumed Options”) were assumed by the Company and the entire portion of the Assumed Options (representing options to purchase 1,482,183 shares of the Company’s common stock at an exercise price of $8.35 per share) vest monthly over two years starting from August 1, 2016 (the “Closing”), subject to Mr. Noviello’s continued service to the Company. The shares acquired upon exercise of Assumed Options are subject to transfer restrictions for two years after the purchase date but may be released from such restriction on or after the one-year anniversary of the Closing based on the achievement of a certain trading price per share of the Company’s Common Stock.

Grant of Restricted Stock Units and Performance-Based Restricted Stock Units. Prior to the Closing, Blue Coat also granted Mr. Noviello a combination of restricted stock units (“RSUs”) and performance-based restricted stock units (“PRUs”) equal to $6,000,000 in value. 30% of the grant was allocated to RSUs and 70% was allocated to PRUs. At the Closing, the RSUs and PRUs converted into 104,046 RSUs and 242,774 PRUs of the Company. The RSUs vest over a three-year period with 30% of the RSUs vesting on the one-year anniversary of the Closing, an additional 30% vesting on the two-year anniversary of the Closing and the final 40% vesting on the three-year anniversary of the Closing. The PRUs will vest, subject to Mr. Noviello’s continued service to the Company on March 31, 2018, based on the Company’s achievement of certain performance metrics during the applicable performance periods as determined by the Compensation Committee as summarized below:

•	0% of the PRUs shall vest if the Company’s performance is below the threshold level;

•	100% of the PRUs shall vest if the Company’s performance meets the target level;

•	200% of the PRUs shall vest if the Company’s performance is at the excess target level; and

•	300% of the PRUs shall vest if the Company’s performance is at or above the maximum level.

In addition, prior to the Closing, Mr. Noviello was also granted additional RSUs equal to $2,225,000 in value. At the Closing, the RSUs converted into 128,612 RSUs of the Company. These RSUs vest over two years, with 12.5% vesting at the end of each quarter following the Closing.

Severance Terms. Pursuant to the Offer Letter, Mr. Noviello is entitled to receive certain benefits upon the involuntary termination of his employment under certain circumstances. In the event of (i) an involuntary termination of Mr. Noviello’s employment by the Company for any reason other than “Cause” (as defined in the Offer Letter), (ii) Mr. Noviello’s resignation for “Good Reason” (as defined in the Offer Letter) or (iii) the termination of Mr. Noviello’s employment due to his death or permanent disability, Mr. Noviello will be entitled to acceleration of 100% of the Assumed Options. In addition, Mr. Noviello will be a participant in the Company’s Executive Severance Plan. All severance benefits described above are conditioned upon Mr. Noviello’s execution of a customary release of claims in agreed form in favor of the Company.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.01 to this Form 8-K and is incorporated by reference herein.

There are no arrangements or understandings between Mr. Noviello and any other persons pursuant to which he was selected as Executive Vice President and Chief Financial Officer. There are also no family relationships between Mr. Noviello and any director or executive officer of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.01	Employment Offer letter, dated as of June 12, 2016, by and between Nicholas Noviello and Symantec Corporation.

99.01	Press Release, dated November 3, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: November 4, 2016	By:	/s/ SCOTT C. TAYLOR
Scott C. Taylor
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.01	Employment Offer letter, dated as of June 12, 2016, by and between Nicholas Noviello and Symantec Corporation.

99.01	Press Release, dated November 3, 2016.